UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2024

LEATT CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54693	20-2819367
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12 Kiepersol Drive, Atlas Gardens, Contermanskloof Road
 Durbanville, Western Cape, South Africa 7550
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: +27-21-557-7257

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
—	—	—

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.07. Submission of Matters to a Vote of Security Holders.

Leatt Corporation (the "Company") held its 2023 Annual Stockholders' Meeting on Friday, June 21, 2024.  Proxies for the Annual Meeting were solicited pursuant to the Company's proxy statement filed on May 7, 2024, with the Securities and Exchange Commission under Section 14(a) of the Securities Exchange Act of 1934 (the "Proxy Statement").

The Company's Stockholders considered two proposals, each of which is described in the Proxy Statement. A total of 13,376,150 shares (including preferred shares) were represented in person or by proxy, or 73.43% of the Company's total issued and outstanding capital stock.  The final results of votes with respect to the proposals submitted for shareholder vote at the Annual Meeting are set forth below.

Proposal 1 - Election of Directors

Stockholders elected Dr. Christopher J. Leatt, Mr. Sean Macdonald and Mr. Jeffrey J. Guzy to serve as Directors as follows:

Director	For	Withhold
Christopher J. Leatt	12,747,552	19,594
Sean Macdonald	12,749,392	17,754
Jeffrey J. Guzy	12,764,542	2,604

Proposal 2 - Ratification of the Appointment of the Company's Independent Registered Public Accounting Firm

Stockholders approved ratification of the appointment of Fitzgerald & Co, CPAs, P.C. as the Company's independent auditors for the year ending December 31, 2024.

For	Against	Abstain
13,374,321	0	1,829

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 24, 2024	LEATT CORPORATION

By: /s/ Sean Macdonald
Sean Macdonald
Chief Executive Officer